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                                                                       EXHIBIT 5

                                                        Duke Energy Corporation
[Duke Energy logo]                                      PB05E
                                                        422 South Church Street
Edward M. Marsh, Jr.                                    P.O. Box 1244
Deputy General Counsel                                  Charlotte, NC 28201-1244
and Assistant Secretary                                 (704) 382-8114


March 13, 2002

Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202

Gentlemen:

         I am Deputy General Counsel of Duke Energy Corporation, a North Carolina corporation (the "Corporation"), and in such capacity I have examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed issuance of up to 2,787,000 shares of the Corporation's Common Stock, without par value (the "Shares"), which Shares will be issued under the Westcoast Energy Long Term Incentive Share Option Plan, 1989 (as amended April 26, 2000) (the "Incentive Plan").

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, I am of the opinion that upon (a) the Registration Statement becoming effective under the 1933 Act; (b) compliance with any applicable securities or blue sky laws; (c) the issuance of the Shares in accordance with (i) resolutions adopted by the Board of Directors of the Corporation, (ii) the appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina and (iii) the Incentive Plan, and (d) the receipt by the Corporation of the consideration described in the Incentive Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of my name and the reference made to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ EDWARD M. MARSH, JR.
                                       ------------------------
                                       Edward M. Marsh, Jr.